Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Ortec International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORTEC INTERNATIONAL, INC.
3960 Broadway
New York, NY 10032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 5, 2005

      The Annual Meeting of Stockholders of Ortec International, Inc. (the “Company”) will be held at the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York, on April 5, 2005 at 4 p.m. local time, to consider and act upon the following matters:

1.	To elect six directors to serve for the ensuing year.
2.	To ratify the selection by the Board of Directors of BDO Seidman LLP as the Company's independent auditors for the current fiscal year.
3.	To adopt the Company's 2005 Stock Option Plan.
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record as of the close of business on February 8, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors

RON LIPSTEIN
Secretary

New York, New York
February 17, 2005

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

ORTEC INTERNATIONAL, INC.
3960 Broadway
New York, NY 10032

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 5, 2005

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ortec International, Inc. (the “Company”) for use at its Annual Meeting of Stockholders, to be held on April 5, 2005 at the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York at 4 p.m. local time, and at any adjournment of that meeting (the “Annual Meeting”). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. The Company intends to mail this Proxy Statement to stockholders on or about February 23, 2005.

Voting Securities and Votes Required

      At the close of business on February 8, 2005, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 24,141,514 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

      The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the approval for all other matters brought before the Annual Meeting and discussed in this Proxy Statement. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information, as of February 8, 2005, based upon information obtained from the persons named below, regarding beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation”, below, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership**		Percentage of Outstanding Shares Owned***

Steven Katz	1,082,098	(1)	4.1%
Mark Eisenberg	160,600	(2)	****
Ron Lipstein	1,738,054	(3)	6.5
Costa Papastephanou	26,500	(4)	****
Melvin Silberklang	10,153	(5)	****
Steven Peltier	8,450	(5)	****
Steven Lilien	7,640	(6)	****
Allen I. Schiff	3,500	(5)	****
Gregory Brown	0	(7)	—
Crestview Capital Master LLC. 95 Revere Drive, Suite A Northbrook, Il 60062	2,424,314	(8)	9.0
North Sound Capital LLC 53 Forest Avenue Old Greenwich, CT 06870	2,566,134	(9)	9.9
SDS Capital Group SPC, Ltd. c/o SDS Management LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	2,566,134	(10)	9.9
All Officers and Directors as a Group	3,058,725	(1-7)	11.1

*	Unless otherwise noted, the address of each person is c/o the Company, 3960 Broadway, New York, NY 10032.
**	The number of shares of common stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after January 31, 2005. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.
***	For purposes of calculating the percentages owned by each person, the total number of issued and outstanding shares includes approximately 1,799,000 shares that had not been processed for issuance on February 8, 2005.
****	Less than 1%, based upon information available to the Company.

(footnotes continued on next page)

(footnotes continued from previous page)

(1)	Includes 350,000 shares beneficially owned by Dr. Katz that had not been processed for issuance on February 8, 2005. Includes 719,441 shares issuable upon the exercise of outstanding options and warrants. Does not include shares owned by Dr. Katz's children, their spouses and his grandchildren. Dr. Katz disclaims any beneficial interest in such shares. In addition, does not include shares issuable upon the exercise of options that Dr. Katz is entitled to but that to date he has elected not to receive. Pursuant to Dr. Katz's agreement with the Company, the number of shares that may be issued upon the exercise of such options represents up to 10% of the number of shares issued in financing transactions entered into by the Company.
(2)	Includes 101,000 shares issuable upon the exercise of outstanding options.
(3)	Includes 1,000,000 shares beneficially owned by Mr. Lipstein that had not been processed for issuance on February 8, 2005. Includes 3,360 shares owned by Mr. Lipstein's minor children. Mr. Lipstein disclaims any beneficial interest in these shares. Also includes 716,826 shares issuable upon the exercise of outstanding options and warrants. Does not include shares issuable upon the exercise of options that Mr. Lipstein is entitled to but that to date he has elected not to receive. Pursuant to Mr. Lipstein's agreement with the Company, the number of shares that may be issued upon the exercise of such options represents up to 10% of the number of shares issued in financing transactions entered into by the Company.
(4)	Includes 26,500 shares issuable upon the exercise of outstanding options.
(5)	Consist of shares issuable upon the exercise of outstanding options.
(6)	Includes 7,600 shares issuable upon the exercise of outstanding options.
(7)	Does not include 321,502 shares (including 27,778 shares that had not been processed for issuance on February 8, 2005) owned by Paul Royalty Fund L.P., an affiliate of Paul Capital Partners, of which Mr. Brown is a partner.
(8)	Includes 1,051,810 shares issuable upon exercise of outstanding warrants.
(9)	According to a Schedule 13G filed by North Sound Capital LLC on February 13, 2004, the managing member of that entity is Thomas McAuley. North Sound Capital LLC may be deemed the beneficial owner of the shares in its capacity as the managing member of North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd., which funds are the registered owners of such shares. As the managing member of these funds, North Sound Capital LLC has voting and investment control with respect to the shares of common stock held by these funds.
(10)	According to a Schedule 13G filed jointly on February 6, 2004, by SDS Capital Group SPC, Ltd., SDS Management LLC, its investment advisor, and Steve Derby, the sole manager of the investment advisor, all three persons share voting and dispositive power over these shares.

ELECTION OF DIRECTORS
(Proposal No. 1)

      The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

Nominees

      Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during at least the past five years and the date of the commencement of each director's term as a director.

Name	Age	Position

Steven Katz, Ph.D.	60	Chairman of the Board of Directors
Ron Lipstein	49	Chief Executive Officer, Vice Chairman of the Board of Directors and Secretary
Mark Eisenberg, M.D.	67	Director
Steve Lilien, Ph.D.	57	Director
Allen I. Schiff, Ph.D.	58	Director
Gregory B. Brown, M.D.	50	Director

      Steven Katz, one of the Company's founders, has been a director since the Company's inception in 1991 and was elected Chairman of the Board of Directors in September 1994. He has been employed by the Company since 1991. Dr. Katz has also been a professor of Economics and Finance at Bernard M. Baruch College in New York City since 1972. He has a Ph.D. in Finance and Statistics as well as an MBA and an MS in Operations Research, both from New York University.

      Ron Lipstein, one of the Company's founders, has been the Secretary and a director of the Company since 1991. Mr. Lipstein was elected Vice Chairman of the Board of Directors in January 2003, and Chief Executive Officer in March 2003. He has been employed by the Company since 1991. Mr. Lipstein is a Certified Public Accountant.

      Dr. Mark Eisenberg, one of the Company's founders, has been a director since 1991. Dr. Eisenberg has also been a consultant to the Company since 1991. He has been a physician in private practice in Sydney, Australia, since 1967. He is a member and co-founder of the dystrophic epidermolysis bullosa clinic at the Prince of Wales Hospital for children in Sydney, Australia, and has done extensive research on epidermolysis bullosa disease.

      Steven Lilien has been a director of the Company since February 1998. He has been chairman of the accounting department of Bernard M. Baruch College in New York City for the past 16 years and is currently the Weinstein Professor of Accounting there. He is a certified public accountant and has a Ph.D. in accounting and finance and an MS, both from New York University.

      Allen I. Schiff was elected director of the Company in June 2001. He has been Director of the Field Study Program at Fordham University Graduate School of Business since 1992. That program performs consulting projects for businesses and charitable institutions including a number of major well known business and charitable entities. From 1985 through 1989 he was chairman of both the undergraduate and the graduate accounting departments at Fordham University. He has a Ph.D. in business administration and an MS in accounting, both from New York University. He is a director and chairman of the audit committee of Data Software and Systems, Inc., a publicly held company whose shares are listed on NASDAQ and whose principal business is the development of compatible software for use by utilities.

      Gregory B. Brown has been a director of Ortec since March 2003. Since January 2003 Dr. Brown has been a partner at Paul Capital Partners. Pursuant to our agreement with its affiliate, Paul Royalty

Fund, L.P., that entity appointed Mr. Brown as its designee to the Board. From 1997 to 2002 Dr. Brown served as a managing director of Adams, Harness & Hill, an investment banking firm, and from April 2001 to December 2002 as head of its Healthcare and co-head of investment banking. Prior to 1997 Dr. Brown was a thoracic and vascular surgeon. He received a B.A. degree from Yale University, an M.D. from Upstate Medical School and an M.B.A. from Harvard Business School.

      All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Drs. Mark Eisenberg, Steven Lilien, Allen Schiff and Gregory Brown are non-employee directors.

Executive Officers

      Officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Two of the Company's executive officers, Steven Katz and Ron Lipstein are also directors of the Company. Information with regard to such persons is set forth above under the heading “Nominees.” The other executive officers are Costa Papastephanou, the Company's President, and Alan Schoenbart, the Company's Chief Financial Officer.

      Costa Papastephanou, 59, has been employed as the Company's President since February 2001. Prior to joining the Company, he was employed by Bristol Myers-Squibb for 30 years, the last 14 of which he was with Bristol Myers' Convatec, a multinational ostomy and wound care management division. His last position at Convatec was as President of the global chronic care division, where he was responsible for that division's sales and marketing, clinical trials, research and development, manufacturing, quality assurance and regulatory affairs. He holds a Ph.D. in Biochemistry from University of Miami, as well as a Master of Science in Microbial Biochemistry from University of London.

      Alan W. Schoenbart, 46, has been the Company's Chief Financial Officer since December 2004. He had been acting as Director of Finance since joining the Company in March 2004. From April 1999 to December 2003, he was Chief Financial Officer of Vizacom Inc., a publicly traded provider of software, diverse information technology services and products, and designer of WiFi networks. From May 1981 to August 1993, he worked at KMPG as a manager and at other public accounting firms. Mr. Schoenbart has a BS in accounting from Fairleigh Dickinson University and is a Certified Public Accountant in New York.

The Committees

      The Board of Directors of the Company has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. Its usual functions are performed by the entire Board of Directors.

      Audit Committee. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of our independent certified public accountants and the review of the scope, cost and effect of the audit engagement. The current members of the Audit Committee are Drs. Lilien, who serves as its chairman, and Dr. Schiff. See “Nominees” for a description of Dr. Lilien's and Schiff's professional experience and qualifications. Drs. Lilien and Schiff are independent directors and both are audit committee financial experts in that each has:

•	An understanding of generally accepted accounting principles and financial statements;

•	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Ortec's financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.

      Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers, including salary, bonus and other incentives. The current members of the Compensation Committee are Drs. Schiff, who acts as its chairman, Katz and Lilien. A subcommittee of the Compensation Committee, consisting of Drs. Schiff and Lilien, determines stock option grants under the Company's Stock Option Plan to employees, consultants and advisors. Dr. Katz is authorized to grant in his discretion stock options to persons other than the Company's directors and executive officers.

Attendance at Meetings

      During 2004, the Board of Directors, Audit Committee, Compensation Committee and Stock Option Committee each met or acted without a meeting pursuant to unanimous written consent ten times, nine times, three time and two times, respectively.

Code of Ethics

      The Board of Directors has adopted a code of ethics requiring its employees, including its executive officers and its directors, to act honestly and with integrity with respect to Ortec and Ortec's business dealings and to provide full and fair disclosure about the Company that is required to, or will, be reported to the public. The code of ethics requires Ortec's employees to disclose to Ortec's Board of Directors any material transaction or relationship on the part of any Ortec employee or director that could reasonably be deemed dishonest or that reasonably could be expected to give rise to an actual or apparent conflict of interest. We have filed a copy of our code of ethics with the Securities and Exchange Commission.

Certain Relationships and Related Transactions

Termination of Employment Agreements

      We have entered into agreements with Messrs. Katz and Lipstein that provide for payments to them in the event that their employment is terminated by us, including “constructive termination” as defined in those agreements. We will pay to such terminated individuals an amount equal to 2.99 times the average annual compensation paid by us to such person in the five tax years prior to termination of his employment. The agreements also provide that in the event of a termination of employment, the expiration dates of all options and warrants which have been granted to such persons and which expire less than three years after such termination of employment, will be extended so that such options and warrants expire three years after such termination of employment. The agreements further provide that in the event of the death, disability or voluntary termination of employment of each individual, we will pay to such executive an amount equal to the compensation received by such executive from us in the previous 12 months.

      The Internal Revenue Code provides that in the event that payments to an executive officer resulting from a change of control of a company exceeds three times the average annual compensation paid by us to such executive officer in the five year period prior to such change of control (a) such excess will not be able to be deducted by us in calculating our income for income tax purposes and (b) a special excise tax equal to 20% of such excess will have to be paid by the executive officer receiving such excess payments. Such agreements are commonly referred to as “golden parachutes.” The agreements with Messrs. Katz and Lipstein provide that we will pay such excise tax payable by such executive officer, as well as income taxes payable by such executive officer as a result of our payment of such excise tax.

      Dr. Greg Brown, one of our directors, was selected by Paul Royalty Fund, L.P. as its board designee, as provided by an amendment, entered into in February 2003, to an agreement between us and Paul Capital.

      In November 2004, we granted to Dr. Eisenberg options to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share as payment in full of the $398,574 we previously owed to him. Of such amount, $304,478 was for consulting services Dr. Eisenberg had provided to us under an agreement we had with him, $65,215 was for payments Dr. Eisenberg made in our behalf for the laboratory we maintained in Australia (including salaries and obligations to suppliers) and $28,881 for rent we owe him for the space occupied by our laboratory. We no longer operate a laboratory in Australia.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission. These persons are also required to furnish the Company with copies of all forms filed under Section 16(a).

      Based solely on the Company's review of the copies of those forms received by the Company, or written representations from such persons, the Company believes that one Form 5 was filed, and that all Section 16(a) filing requirements for the fiscal year ended December 31, 2004 were met, except that the Company's director, Gregory Brown, upon becoming a director in 2003, was late in filing a Form 3. In addition, Steven Lilien was late in his filing obligation to report the expiration of options in 2003.

Executive Compensation

      The following table sets forth the compensation paid by the Company for its fiscal years ended December 31, 2004, 2003 and 2002 to its Chief Executive Officer, two other executive officers as well as two additional officers.

SUMMARY COMPENSATION TABLE*

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options/SARs

Ron Lipstein CEO, Vice Chairman and Secretary	2004 2003 2002	260,000 224,366 201,115	80,747 118,300 150,850	(1) (2)	— 476,431 210,082
Steven Katz Chairman	2004 2003 2002	150,000 158,558 225,058	80,747 118,300 150,850	(1) (2)	— 476,431 210,082
Constantin Papastephanou President	2004 2003 2002	220,500 207,493 205,784	— — —		57,500 19,000
Melvin Silberklang VP, Chief Scientific Officer	2004 2003 2002	185,000 172,735 132,051	— 10,000 —		7,500 2,998
Steven Peltier VP—Clinical and Regulatory Affairs	2004 2003 2002	185,000 172,482 175,602	15,000 172,482 175,602		5,000 2,700

*	Figures set forth in the table have not been audited. In accordance with the rules of the Securities and Exchange Commission, columns reflecting types of compensation that have not been awarded have been omitted.
(1)	These amounts were deferred by the named individuals. The bonus amount for each of these individuals is equal to 1% of the funds they raise on behalf of the Company (whether such funds are raised in equity or debt financings or as a result of licensing transactions) as well as options to purchase a number of shares equal to up to 10% of the number of shares issued in any such financing transaction. To date, both individuals have elected not to receive such options.
(2)	Of these amounts, $108,300 has been deferred by each individual.

Board Compensation

      Drs. Mark Eisenberg, Steven Lilien, Allen I. Schiff and Gregory B. Brown were all non-employee directors in 2004. For Dr. Steven Lilien's services in 2004 as a director and as chairman of our audit committee, we paid Dr. Lilien $20,000 and for his services in 2004 as a director and as a member of our audit committee, we paid Dr. Schiff $20,000. We paid no compensation to either Dr. Eisenberg or Dr. Brown for their services as directors.

Option Grants in Last Fiscal Year

      No options were granted to Named Executive Officers during the fiscal year ended December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

      The following table sets forth certain unaudited information regarding options exercised and exercisable during the fiscal year ended December 31, 2004 and the value of the options held as of that date by the Named Executive Officers. None of the Named Executive Officers exercised any options during the fiscal year ended December 31, 2004.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
Name	Exercisable	Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(1)

Steven Katz	719,441
Ron Lipstein	716,826
Constantin Papastephanou	23,375	46,625	—
Mel Silberklang	8,903	2,500	—
Steven Peltier	7,149	3,350	—

(1)	The closing price of the Company's common stock on December 31, 2004, as reported on the OTC Bulletin Board was less than the exercise price of options held by these individuals. Therefore, none of the options outstanding at year-end were in the money.

Compensation Committee Interlock and Insider Participation

      None of the Company's executive officers serve as a member of the compensation committee or on the board of directors of another entity, one of whose executive officers serves on the Company's Board of Directors.

      The Compensation Committee of the Company's Board of Directors determines compensation policies applicable to its executive officers. Messrs. Steven Katz, Allen Schiff and Steven Lilien are the members of the Compensation Committee. Mr. Katz is an executive officer of the Company.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

      Corporate Policy. Two members of the Compensation Committee of the Company's Board of Directors reviewed the action taken by the Board of Directors in 2004 for the compensation to be paid to the Company's two executive officers who are also directors of the Company. Messrs. Steven Katz, Allen Schiff and Steven Lilien are the members of the Compensation Committee. Dr. Katz is an executive officer of the Company. Although he did not participate in preparing the report, Dr. Steven Katz joins in its presentation.

      It is the philosophy of the Compensation Committee that the total executive compensation package should align the financial interests of the Company's executives with the short term and long-term goals of the Company and consequently enhance shareholder value. The key elements of the Company's current compensation program consist primarily of a base salary and equity participation through a long-term incentive plan.

      Base Salary. The Compensation Committee believes that as a development stage company, it is difficult to compare salaries to any particular peer group. Rather, the Compensation Committee believes that in determining compensation being paid to the Company's key executives, it should take into consideration the responsibilities, experience level, individual performance levels, and amount of time devoted to the Company's needs. Salaries are reviewed annually by the Compensation Committee based on the foregoing criteria and are adjusted, if warranted, by the Compensation Committee.

      Long Term Incentives. The Company currently has a stock option plan in effect for its employees, consultants, advisors and directors. The purpose of this Plan is to create an opportunity for employees, including executive officers, to share in the enhancement of shareholder value. This Plan is administered by the Compensation Committee and the Board. In granting options under or outside the Plan, the Board of Directors reviews and grants awards based upon its evaluation of the executive's individual performance, level of responsibility and overall contribution towards the Company's operations, together with the Company's achievement of development milestones and growth.

      Compensation of Mr. Lipstein, Chief Executive Officer. The Compensation Committee believes that Mr. Lipstein's salary and bonus for 2004 were consistent with the criteria described above and with the evaluation of his overall leadership and management of the Company. The Compensation Committee believes that 2004 was a year of significant accomplishments for the Company, including the following:

•	securing investments in the Company of approximately $35 million during the past two years, which enabled the Company to continue its research and development and to conduct its clinical trials;

•	Submission of a premarket application to the FDA for commercial sales of OrCel for the treatment of venous stasis ulcers;

•	The execution of a six-year Sales Agency Agreement with Cambrex Bio Science Walkerville, Inc., a subsidiary of Camrex Corporation, appointing Cambrex the exclusive sales agent in the United States for our OrCel product or any other of our future bi-layered cellular matrix product for the treatment of venous stasis ulcers, diabetic foot ulcers or any other therapeutic indication for dermatological chronic or acute wound healing;

•	significant progress in the clinical trials conducted and completed by the Company; and

•	securing and retaining the services of skilled and talented scientific and other personnel for research and development.

      The Compensation Committee believes the foregoing accomplishments significantly resulted from the efforts of the Company's executive officers led by Mr. Lipstein. Mr. Lipstein's compensation for 2004 is set forth under in the Summary Compensation Table in this Proxy Statement.

      Summary. The Compensation Committee believes that the Company's compensation policy, as practiced to date, has been successful in attracting and retaining qualified employees and securing investors to fund the Company's research and development and its clinical trials, as the Company attempts to achieve its goals of enhancing stockholder value through the development and marketing of its product in the treatment of various skin disorders.

Respectfully Submitted,
Compensation Committee
By: Allen Schiff, Ph.D. Steven Lilien, Ph.D. Steven Katz, Ph.D.

REPORT OF THE AUDIT COMMITTEE ON THE FINANCIAL STATEMENTS

      The Audit Committee has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2003; (ii) discussed with Grant Thornton LLP, the Company's then independent certified public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (iii) received the written disclosures and the letter from the independent auditors as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; (iv) considered whether the non-audit services provided by the independent auditors, if any, are compatible with maintaining the auditor's independence; and (v) discussed with the auditors the auditors' independence.

      Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2003, be included in the Company's Annual Report on Form 10-K for such fiscal year.

Audit Committee Steven Lilien, Ph.D. Allen I. Schiff, Ph.D.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
(Proposal No. 2)

      The Board of Directors has selected the firm of BDO Seidman LLP (“BDO”) as the Company's principal independent certified public accountants for the fiscal year ending December 31, 2004, subject to ratification by the stockholders. BDO has served as the Company's independent certified public accountants since January 2005. If the appointment of the firm of BDO is not approved or if that firm will decline to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent certified public accountants. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from stockholders.

      BDO is replacing Grant Thornton LLP (“Grant Thornton”) who, on October 29, 2004, advised us that it had decided not to stand for re-election as our independent auditors, effective November 15, 2004.

      Grant Thornton's report on our financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion, disclaimer of opinion, or modification as to uncertainty, audit scope or accounting principles. However, as previously disclosed in these two reports, Grant Thornton raised substantial doubts about our ability to continue as a going concern.

      During the Company's fiscal years ended December 31, 2003 and 2002 and the subsequent interim periods, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

      The following are the fees billed by Grant Thornton for services rendered thereby during the two fiscal years ended December 31, 2004 and 2003:

      (i) Audit Fees

      Grant Thornton billed $110,000 in the aggregate for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2003 and its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year. Grant Thornton billed us $60,000 in the aggregate for professional services rendered for its review of the financial statements included in the Company's Forms 10-QSB for the year ended December 31, 2004.

      (ii) All Other Fees

      During 2003, Grant Thornton billed us $33,550 for review of registration statements on Form S-2 and a private placement memorandum, and for consultations regarding various accounting issues and financing transactions. During 2004, Grant Thornton billed us $36,300 for review of registration statements on Form S-2 and a private placement memorandum, and for assistance with responses to regulatory inquiries.

      The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of our independent certified public accountants and the review of the scope, cost and effect of the audit engagement. The Audit Committee has determined that Grant Thornton's provision of non-audit services is compatible with maintaining the independence of Grant Thornton.

APPROVAL OF THE COMPANY'S 2005 STOCK OPTION PLAN
(Proposal No. 3)

      On December 29, 2004, the Board of Directors unanimously adopted, subject to stockholder approval, the 2005 Stock Option Plan (the “Plan”). The full text of the Plan is set forth in Appendix A to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

      Administration and Eligibility

      The Plan provides for the grant of stock options to officers, directors, eligible employees, consultants and advisors of the Company. The Company proposes to reserve 1,000,000 shares of Common Stock covered by the Plan.

      The Plan provides for the granting of (i) Incentive Stock Options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”) to the Company's eligible employees and (ii) Nonstatutory Stock Options which are not to be treated as incentive stock options to the Company's directors, eligible employees, consultants or advisors (together, the “Options”).

      The Plan is to be administered by the Compensation Committee or a subcommittee thereof (the “Committee”). Any construction or interpretation of terms and provisions of the Plan by the Board or Committee are final and conclusive. The class of persons eligible to receive discretionary grants of Options under the Plan will be employees (including officers), directors, consultants or advisors of either the Company or any subsidiary of the Company. Employees will be entitled to receive Incentive Stock Options and Nonstatutory Stock Options. Non-employee directors, consultants and advisors will be entitled only to receive Nonstatutory Stock Options. Advisors include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacities, may also serve as directors of the Company. Steven Katz, the Company's Chairman and a member of the Committee has been granted the authority, in his sole discretion, but subject to the provisions of the Plan, to grant Options to non-executive employees. The Committee or the Board will determine the executive employees, directors, consultants or advisors, of the Company or its subsidiary corporations to whom Options will be granted and the number of shares to be covered by each Option, taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

      No Incentive Stock Option granted under the Plan will be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option will not be exercisable after the expiration of five (5) years from the date of its grant.

      The exercise price of the Nonstatutory Stock Options granted to directors who are not employees of the Company will be the “fair market value” (as defined in the Plan) of the Company's common stock on the date such options are granted. The exercise price of all other Nonstatutory Stock Options granted under the Plan will be determined by the Board or Committee at the time of the grant of the Option.

      A Nonstatutory Stock Option granted to directors who are not employees of the Company and all other Nonstatutory Stock Options granted under the Plan may be of such duration as will be determined by the Board or Committee (not to exceed 10 years).

      If the employment of an employee by the Company or any subsidiary of the Company is terminated by the employee or by the Company for cause, then such employee's Options will expire forthwith, unless otherwise determined by the Committee. If such person's employment is terminated by the Company other than for cause, that person's options may be exercised for three months after termination.

      If the holder of any Options under the Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within thirty days after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may be exercised by the estate of such employee, or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee, at any time within 180 days after the death of the holder.

      If the holder of any Options under the Plan ceases employment because of permanent and total disability while employed by the Company or a subsidiary of the Company, then such Options may be exercised at any time within 180 days after his termination of employment due to such disability.

      Upon termination of the services of a non-employee director for cause, then his Options will expire forthwith. If such services will terminate for any other reason (including the death or disability of a director who is not an employee of the Company), or he will resign as a director of the Company or his term will expire, then such Options may be exercised at any time within one year after such termination.

      Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options under the Plan, such Options may be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person, at any time within 180 days after such death.

      The exercise price of Options granted under the Plan are paid by the delivery of a check to the order of the Company in an amount equal to the exercise price, or by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised.

      Incentive Stock Options are nontransferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

      There are approximately 39 employees and four directors who are not employees of the Company who are eligible for participation in the Plan. The Company cannot presently approximate the number of consultants and/or advisors who will be eligible to receive Options under the Plan. The Company has committed to grant 15,000 options to each of Steven Lilien and Allen Schiff in connection with their activities as independent members of the Company's Board for the current fiscal year. The Company has no present plans or intentions to grant options to any other particular person or persons.

      Merger, Consolidation, Asset Sale, Liquidation, Etc.

      In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, an appropriate adjustment will be made by the Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options.

      In the event of a reorganization, consolidation or merger, or if all or substantially all of the assets of the Company will be sold or exchanged, the holder of an Option shall be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option.

      Amendment and Termination of the Plan

      The Plan will terminate on December 29, 2014, which is within ten (10) years from the date of the adoption of the Plan by the Board of Directors, or sooner as hereinafter provided, and no Option will be granted after termination of the Plan.

      At any time, the Board may suspend, terminate, modify or amend the Plan. However, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.

Federal Income Tax Consequences

      The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options. The tax consequences recognized by an optionee may vary; therefore, an optionee should consult his or her tax advisor for advice concerning any specific transaction.

      Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option granted under the Plan. The difference between the exercise price and the fair market value of the stock on the date of exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

      Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the date of grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the “Statutory Holding Period”), any gain recognized by the optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to treat such increase as capital gain.

      If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the disposition of the stock less the option price, and the Company will receive a corresponding tax deduction for compensation expense. The amount by which the proceeds of the sale exceeds the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for a more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If an optionee sells the shares acquired upon exercise of an option at a price less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

      Non-statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a Non-Statutory Option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

      New Plan Benefits

      Because the option grants under the Plan are discretionary, or the exercise prices of options automatically granted thereunder are equal to currently unknown closing prices of the Common Stock on the OTC Bulletin Board, the Company cannot presently determine the benefits to be received by any particular individual or particular group of individuals from such option grants made in the future.

BOARD RECOMMENDATION

      The Board of Directors believes that the approval of the foregoing proposals is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

FUTURE ANNUAL MEETINGS

      The Company must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in the proxy statement and proxy for the Company's next Annual Meeting of

Stockholders at its executive offices on or before October 25, 2005. Any other proposal that a stockholder intends to present at that Meeting may be deemed untimely unless the Company will have received written notice of such proposal on or before December 6, 2005. Stockholders should send proposals and notices addressed to Ortec International, Inc., 3960 Broadway, New York, New York 10032, Attention: Ron Lipstein, Secretary.

HOUSEHOLDING

      As permitted by applicable law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

      The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Ortec International, Inc., 3960 Broadway, New York, New York 10032, Attention: Ron Lipstein, Secretary.

OTHER MATTERS

      Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

By Order of the Board of Directors,

RON LIPSTEIN, Secretary

February 17, 2005

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

ORTEC INTERNATIONAL, INC.
2005 STOCK OPTION PLAN

      1. Purpose; Construction.

      (a) The purpose of the Ortec International, Inc. 2005 Stock Option and Incentive Plan (the “Plan”) is to provide incentives to employees, executive officers, directors, consultants and advisors of Ortec International, Inc. (the “Company”), or any parent or subsidiary of the Company which now exists or here after is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors, consultants or advisors to increase their efforts on behalf of the Company and to promote the success of the Company's business.

      (b) The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

      2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Agreement” shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” shall mean the Stock Option Committee of the Board and/or a subcommittee thereof, or such other committee as the Board may designate from time to time to administer the Plan.

(e) “Common Stock” shall mean shares of common stock, par value $.001 per share, of the Company.

(f) “Company” shall mean Ortec International, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(g) “Corporate Transaction” means any of the following transactions:

(h) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

(i) “Disability” shall mean a Grantee's inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Company.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” per share as of a particular date shall mean (i) the closing sale price per share of common stock on the national securities exchange on which the common stock is principally traded for such date or the last preceding date on which there was a sale of such common stock on such exchange, as the Committee shall determine, or (ii) if the shares of common stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of common stock in such over-the-counter market for the last preceding date on which there was a sale of such common stock in such market, or (iii) if the shares of common stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion using good faith, shall determine.

(l) “Grantee” shall mean a person who receives a grant of Options under the Plan.

(m) “Incentive Stock Option” shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(o) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Related Entity.

(p) “Nonqualified Stock Option” shall mean any option not designated as an Incentive Stock Option.

(q) “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of common stock.

(r) “Option Agreement” shall have the meaning set forth in Section 6.

(s) “Option Price” shall mean the exercise price of the shares of common stock covered by an Option.

(t) “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an award under the Plan, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(u) “Plan” means this Ortec International, Inc. 2005 Stock Option Plan, as such may be amended from time to time.

(v) “Related Entity” means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a controlling ownership interest, directly or indirectly.

(w) “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

(x) “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(y) “Tax Event” shall have the meaning set forth in Section 14.

(z) “Ten Percent Stockholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

      3. Administration.

      (a) The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code. Notwithstanding the previous sentence, the Board may reserve the right to exercise from time to time all powers of the Committee set forth herein.

      (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of common stock covered by each option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

      4. Shares Subject to the Plan. The number of shares of Common Stock available for grant under the Plan shall not exceed 1,000,000 shares (subject to adjustment as provided in Section 9 hereof).

      5. Eligibility. Awards may be granted to employees, executive officers, directors, consultants and advisors of the Company or of any Related Entity. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 11 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

      6. Terms and Conditions of Options.

      (a) Option Agreement. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board shall be deemed to be employment with the Company.

      (b) Number of Shares. Each Option Agreement shall state the number of shares of common stock to which the Option relates.

      (c) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

      (d) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of common stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 9 hereof.

      (e) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of common stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and common stock, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

      (f) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 6(g) hereof. An Option may be exercised, as to any or all full shares of common stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of common stock with respect to which the Option is being exercised.

      (g) Termination.

(A) Unless otherwise determined by the Board, if the employment of a Grantee shall be terminated voluntarily by the Grantee or for cause, then such Grantee's Options shall expire forthwith. Except as provided in subparagraph (B) or (C) hereof, if such employment or services shall terminate for any other reason, then such Options, to the extent vested, may be exercised at any time within three (3) months after such termination. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent of such corporation) which has assumed the Options of the Company as a result of a corporate reorganization shall not be considered to have terminated his or her employment.

(B) If the holder of any vested Options under the Plan dies (i) while employed by the Company or a subsidiary of the Company (or while maintaining a director, consultant or advisor relationship with, the Company or a Related Entity), or (ii) within thirty days after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within 180 days after such death.

(C) If the holder of any vested Options under the Plan ceases employment because of a Disability while employed by the Company or a subsidiary of the Company, then such Options may, be exercised at any time within 180 days after his termination of employment due to his Disability.

      (h) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may approve.

      7. Non-Qualified Stock Options. Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

      8. Qualified Stock Options. Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof:

(a) Limitation on Value of Shares. To the extent that the aggregate Fair Market Value of shares of common stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of common stock shall be determined as of the date that the Option with respect to such shares was granted.

(b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of common stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

      9. Effect of Certain Changes.

      (a) Adjustments Upon Changes in Capitalization. In the event of any extraordinary dividend, stock dividend (including a spin-off or split-off of a Subsidiary), recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the number of shares of common stock available for awards under the Plan, (ii) the number of such shares covered by outstanding Options and/or (iii) the price per share of Options, in each such case so as to reflect such event and preserve the value of such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

      (b) Change in Common Stock. In the event of a change in the common stock of the Company as presently constituted that is limited to a change of all of its authorized shares of common stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the common stock within the meaning of the Plan.

      10. Corporate Transaction.

      Unless otherwise provided in the applicable agreement, in the event of a Corporate Transaction, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an Incentive Stock Option under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

      11. Non-Employee Director Options.

      The provisions of this Section 11 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 11, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

(a) General. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 11. The Option Price per share of common stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant.

(b) Vesting. Unless determined otherwise by the Committee or the Board, each option granted under this Section 11 shall be fully exercisable on the date of grant.

(c) Duration. Unless determined otherwise by the Committee or the Board, each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) forthwith upon the Non-Employee Director's removal from the Board for Cause.

(d) Definition of “cause.” For purposes of this Section 11, “cause” shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary, or (iii) any other act deemed by the Board to be detrimental to the Company.

      12. Period of Grants. Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from December 29, 2004, the date the Plan was initially adopted by the Board.

      13. Transferability.

      (a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

      (b) Nonqualified Stock Options shall be transferable in the manner and to the extent acceptable to the Committee, as may be evidenced by a writing signed by the Company and the Grantee, or in such other matter as the Committee shall provide. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 14 hereof.

      (c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

      14. Agreement by Grantee Regarding Withholding Taxes. If the Committee shall so require, as a condition of exercise of an Option (a “Tax Event”), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of common stock.

      15. Rights as a Stockholder. A Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9(a) hereof.

      16. No Rights to Employment. Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Related Entity or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Related Entity to terminate such Grantee's employment.

      17. Beneficiary. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

      18. Stockholder Approval; Amendment and Termination.

      (a) Stockholder Approval. The Plan initially became effective when adopted by the Board on December 29, 2004 and shall terminate on the tenth anniversary of such date.

      (b) Amendment and Termination of the Plan. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

      19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

Appendix I

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ORTEC INTERNATIONAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 5, 2005			For	With- hold	For All Except
	1.	Election of the following nominees as directors:

Steven Katz, Ron Lipstein, Mark Eisenberg, Steven Lilien, Allen I. Schiff and Gregory B. Brown.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Know all men by these presents, that the undersigned hereby constitutes and appoints Steven Katz and Ron Lipstein and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Ortec International, Inc., standing in the name of the undersigned at the close of business on February 8, 2005, at the Annual Meeting of Stockholders of the Company to be held on April 5, 2005 at the Russ Berrie Medical and Science Pavilion, 1150 St. Nicholas Avenue, New York, New York, at 4.00 p.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

			For	Against	Abstain
	2.	Ratification of selection of BDO Seidman LLP to be the Company's independent auditors.
	3.	Adoption of 2005 Stock Option Plan.
	4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED BY THE
BOARD OF DIRECTORS OF THE COMPANY.

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.

Number of shares owned by undersigned:__________________

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided. ORTEC INTERNATIONAL,INC.

IMPORTANT: Please sign exactly as your name or names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.